EXHIBIT 10.12

AMENDMENT NO. 1 TO

MANAGEMENT CONSULTING AGREEMENT

This AMENDMENT NO. 1 TO MANAGEMENT CONSULTING AGREEMENT (this “Amendment”) is entered into as of November 30, 2003 by and between El Pollo Loco, Inc., a Delaware corporation (the “Company”), and American Securities Capital Partners, L.P., a Delaware corporation (the “Consultant”).

RECITALS

A. On December 29, 1999, the Company and the Consultant entered into a management consulting agreement (the “Agreement”) providing for management consulting and advisory services by the Consultant to the Company, on the terms and conditions set forth therein; and

B. The Company and the Consultant desire to amend the Agreement, as set forth herein.

AGREEMENT

In consideration of the mutual promises contained in this Amendment and intending to be legally bound, the parties agree as follows:

In consideration of the mutual promises contained in this Amendment and intending to be legally bound, the parties agree as follows:

1. Amendment of Term. Effective as of the date hereof, the first sentence of SECTION 2 of the Agreement is amended to read in its entirety as follows: “This Agreement shall commence on the date hereof and shall terminate on the earlier of (i) December 31, 2009 (the “Initial Term”) or (ii) the date upon which entities affiliated with the Consultant cease to own directly or indirectly in the aggregate more than thirty-five percent (35%) of the voting stock (on an as converted basis) of the Company.”

2. Subordination. Effective as of the date hereof, the Agreement shall be amended to include a new SECTION 13, as follows:

“SECTION 13. Subordination. Notwithstanding anything in this Agreement to the contrary, the Manager agrees that its right to receive fees pursuant to Section 4(a) of this Agreement shall be subordinated and shall rank junior in right of payment and performance to all of the Company’s obligations under that certain Indenture, dated as of December 2003, pursuant to which the Company shall issue its Senior Secured Notes due 2009.”

3. Effect of Amendment. Except as specifically provided herein, this Amendment does not in any way affect or impair the terms, conditions and other provisions of the Agreement, and all terms, conditions and other provisions of the Agreement shall remain in full force and effect, except to the extent expressly amended hereby.

4. Capitalized Terms. Capitalized terms used but independently defined in this Amendment shall have the meanings ascribed to them in the Agreement.

5. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

6. Headings. Section headings are used for convenience only and shall in no way affect the construction of this Amendment.

7. Counterparts. This Amendment may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one amendment.

* * * * *

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

EL POLLO LOCO, INC.

By:

Name:
Title:

AMERICAN SECURITIES CAPITAL PARTNERS, L.P.

By:

Name:
Title:

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